Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Sonos, Inc. of our report dated November 23, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Sonos, Inc.’s Annual Report on Form 10-K for the year ended October 1, 2022.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Los Angeles, California

February 8, 2023